Exhibit 10.14

SECOND AMENDMENT TO PLACEMENT AGENCY AGREEMENT

THIS AMENDMENT is made as of this 18th day of MAY, 2011 (this “Amendment”) by and between Trident Partners, Ltd. (“Trident”), and Blast Energy Services, Inc. (the “Company”).

WITNESSETH:

WHEREAS, the parties hereto entered into that certain placement agency agreement, dated November 15, 2010, as amended on November 19, 2010 (the “Original Agreement”);

WHEREAS, in connection with the Original Agreement, Trident introduced an investor (“XXXXXX”) to the Company and XXXXXX invested $2,522,111 (the “Original Financing”) with respect to the Company’s operations of a specific oil well;

WHEREAS, in lieu of their fee owed with respect to the Original Financing, Trident has agreed to accept warrants to purchase common stock of the Company;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which all of the parties hereto hereby acknowledge, the parties hereto agree as follows (capitalized terms not otherwise defined herein shall have the same meanings as in the Original Agreement):

1. Article 3, Section (c) of the Original Agreement shall be deleted and replaced, in its entirety, with the following:

“(c)           In the event of the Lenders and/or Investors taking a net revenue interest in the well being for a defined period of time TP would receive a net revenue interest equivalent to 10% of the Lender’s and/or Investor’s interest; provided, however, that solely with respect to the Original Financing and the funds received by the Company from XXXXXX, Trident agrees to accept 400,000 2-year warrants to purchase common stock of the Company, with each warrant carrying an exercise price of $0.01.  In the event that XXXXXX and the Company determine that XXXXXX will invest more funds as a means of supplementing the Original Financing, then Trident shall receive an additional number of warrants determined on a pro rata basis by dividing (i) the amount of Original Financing by (ii) the amount of the supplemental financing, and multiplying that number by 400,000.”

2. All other fees paid to Trident with respect to any other investments in the Company including, but not limited to, additional financing by XXXXXX in addition to the Original Financing, shall be on the same terms and conditions as contained in the Original Agreement.

3. All other terms and conditions of the Original Agreement are unmodified and remain in full force and effect.

4. This Amendment may be executed in counterparts, each of which when taken together shall constitute an original.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first set forth above.

Trident Partners, Ltd.		Blast Energy Services, Inc.

By:	/s/ Edward Flynn	By:	/s/ Michael L. Peterson
Edward Flynn		Michael L. Peterson